                        AGREEMENT FOR CONSULTING SERVICES

AGREEMENT made and entered into as of this 14th day of March 2003 (the
"Agreement"), by and between RRUN Ventures Network Inc. a Nevada Corporation
(the "Company") with principal offices at 62 West 8th Avenue, Vancouver, British
Columbia, V5Y 1M7 and Whitney Stuart with principal offices at #2646 - 1979
Marine Drive, North Vancouver, BC V7P 3G2 ("Consultant").

WHEREAS, the Company is in the primary business of producing live entertainment events and the development and management of entertainment establishments namely, nightclubs; and

WHEREAS, the Consultant is in the business of developing, operating and managing entertainment and interactive multimedia businesses, primarily music and filmed entertainment, and providing business incubation, development, management and product marketing services to companies in the entertainment and interactive multimedia business fields, and the Company believes such experience is in its best interest to utilize, and

WHEREAS, the Company acknowledges that the Consultant has been performing such services since February 15th, 2003 for the Company, and

WHEREAS, the Company formally desires to engage Consultant to continue to provide such services in accordance with the terms and conditions hereinafter set forth;

Now, therefore, the Company and Consultant agree as follows:

1. ENGAGEMENT. The Company agrees to engage Consultant and Consultant agrees to provide live concerts and events and music content incubation ,development, operational management, business advice, management, and product development and marketing services to the Company.

2. TERM. The term of this agreement shall commence on the date hereof and shall continue for a period of one year, with two renewable terms of six months each.
Renewable terms will automatically unless the Agreement is terminated.

3. SERVICES. Consultant shall render advice and assistance to the Company on business related matters (the "Services") and in connection therewith shall:

(a) perform services for the Company regarding the incubation of primarily a live concerts and events business and the incubation of other entertainment businesses for the Company. The incubation services shall consist of including but not limited to the conceptualizing, developing, and operating.

(b) perform services for the Company regarding the research, solicitation and closing of entertainment acquisitions that fall within the Company's lines of business, and subsequent operating of such acquisitions

(c) perform services for the Company regarding the business development and planning of the securing of and/or formation of new partnerships and subsidiaries for the Company to develop and/or acquire entertainment businesses that fall within the Company's lines of business.

(d) perform services for the Company as a key consultant strategist for its overall Entertainment business.

(e) attend meetings, whether in person or by phone, or video teleconference of the Company's Board of Directors or Executive Committee(s) when so requested by the Company;

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(f) attend meetings at the request of the Company and review, analyze and report on proposed business opportunities;

(g) consult with the Company concerning on-going strategic corporate planning and long term corporate development policies, including advice regarding revisions of the Company's business plan;

(h) consult with, advise and assist the Company in identifying, studying and evaluating acquisition, joint venture, strategic alliance, recapitalization and restructuring proposals, thereon when advisable, and assist in negotiations and discussions pertaining thereto;

(i) assist the Company in obtaining advisory assistance from other professionals where necessary or advisable, including, but not limited to attorneys and accountants;

(j) consult with, advise and assist the Company in the identification and selection of additional staff, employees and professional advisors and assist the Company in the evaluation, redeployment and/or retention of existing employees;

In connection with the Services to be rendered by Consultant, Consultant shall report to the Board of Directors and President of the Company and shall consult with those individuals on behalf of the Company in connection with its obligations set forth above. Consultant agrees to from time to time perform other Services, not detailed herein, as requested by the Company that fall under the scope of Services the Consultant is capable of performing. Consultant agrees to make himself, at the election of the Company, available to evaluate certain proposals, that relate to certain business undertaken by the Company, subject to the limitations of Section 5 and 7 hereof.

4. COMPENSATION (all amounts USD).

(a) $4,000/month (total of $48,000)

        o   $18,000 to be paid in stock equivalent (stock equivalent defined as common shares of the Company)
        o   $2500 in cash/month totalling $30,000 (to be converted to rule 144 stock if unpaid for longer than 120 days)

(b)The Company shall cause to be issued to the Consultant, $9,000 of the stock equivalent payment to be made as a non-refundable retainer for entering into this agreement, for rights granted as per Section 7 below and for services rendered. The $9,000 of the stock equivalent payment of 3,600,000 shares of its
Common Stock shall be issued pursuant to registration on Form S-8 under the
Securities Act of 1933. The remaining $9,000 in stock equivalent payment due under the agreement will be issued as escrowed restricted rule 144 stock and released after a 60 day probationary period from the date of this Agreement. All stock to be issued at market price of the Company's stock.

(c) All out-of-pocket expenses incurred by the Consultant in the performance of the Services to be incurred hereunder shall be borne by the Company and paid upon submission of appropriate documentation thereof, provided; however, prior authorization is required for amounts in excess of $100.

5. BEST EFFORTS BASIS. Subject to Section 7 and the last sentence of Section 5 hereof, Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents perform all the duties that may be required of it pursuant to the terms of this Agreement. The Company specifically acknowledges and agrees, however, that the services to be rendered by Consultant shall be conducted on a "best-efforts" basis and has not, cannot and does not guarantee that his efforts will have any impact on the Company's business or that any subsequent corporate improvement will result from his efforts.

6. COMPANY'S RIGHT TO APPROVE TRANSACTION. The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves the Company as a party to any agreement. Consultant and the Company mutually agree that Consultant is not authorized to enter any agreement on behalf of the Company.

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7. NON-EXCLUSIVE SERVICES. The Company understands that Consultant is currently providing certain advisory and business development services to other individuals and entities and agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individuals or entities. The Consultant acknowledges that such Services may from time to time conflict with the timing of and the rendering of Consultant's services and therefore agrees to the following:

It is understood by both parties that during the term of this Agreement the
Consultant will be considered a "Staff Consultant" defined as a Consultant that affords the Company with the First Right of Services to purchase and subsequently benefit from his/her services during the Term. Under this Agreement
"First Right or Services" shall be defined as all services required by the
Company from the Consultant during the Term shall take precedent over services of other Clients of Consultants. In addition, Consultant understands and agrees that the Company shall not be prevented or barred from retaining other persons or entities to provide services of the same or similar nature as those provided by Consultant. The Consultant agrees to give the Company a First Right of
Exclusive Employment whereby the Company is afforded the first right to offer an exclusive employment agreement to the Consultant for a period of 15 days from the day the Consultant notifies the Company of his intent to seek exclusive full time employment. The Consultant also grants the Company a 15 day exclusive negotiating period regarding the aforementioned First Right of Exclusive
Employment offer. The Company shall have the option to offer Exclusive
Employment to the Consultant at any time during the Term.

8. INFORMATION REGARDING COMPANY. Consultant represents and warrants that it has received copies of the Company's financial statements and other disclosure documents (collectively, the "Disclosure Documents"). Consultant represents that it has read the Disclosure Documents and has reviewed all such information with his legal, financial and investment advisors to an extent it deemed such review necessary or appropriate. Because of the Company's financial condition and other factors, the receipt of capital stock of the Company as compensation under this
Agreement involves a high degree of risk, including the risks that such stock may substantially decrease in value or have no value. The Consultant acknowledges and accepts that risk. As a result, Consultant is cognizant of the financial condition and operations of the Company, has available full information concerning its affairs and has been able to evaluate the merits and risks of being compensated in common stock of the Company. Consultant represents and warrants to the Company that it has received from the Company and has otherwise had access to all information necessary to verify the accuracy of the information in the Disclosure Documents.

9. CONSULTANT NOT AN AGENT OR EMPLOYEE. Consultant's obligations under this
Agreement consist solely of the services described herein. In no event shall
Consultant be considered to be acting as an employee or agent of the Company or otherwise representing or binding the Company. For the purposes of the
Agreement, Consultant is an independent contractor. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of the Company or such affiliates and Consultant shall, under no circumstances, be liable for any expenses incurred or losses suffered by the
Company as a consequence of such actions. Consultant agrees that all of his work product relating to the Services to be rendered pursuant to this agreement shall become the exclusive property of the Company.

10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Consultant, each such representation and warranty being deemed to be material, that:

(a) The Company will cooperate fully and timely with consultant to enable
Consultant to perform his obligations
under this Agreement;

(b)The Board of Directors of the Company in accordance with applicable law has duly authorized the execution and performance of this agreement by the Company;

(c) Because Consultant will rely upon information being supplied it by the
Company, all such information shall be true, accurate, complete and not misleading, in all material respects;

(d) The Shares, when issued, will be duly and validly issued, fully paid and non-assessable with no personal liability to the ownership thereof;

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(e) The Company will act diligently and promptly in reviewing materials submitted to it by Consultant to enhance timely distribution of such materials and will inform Consultant of any inaccuracies contained therein prior to dissemination;

11. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. By virtue of the execution hereof, and in order to induce the Company to enter into this Agreement,
Consultant hereby represents and warrants to the Company as follows:

(a) He has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company and to otherwise perform this
Agreement in the time and manner contemplated;

(b) He has the requisite skill and experience to perform the services and to carry out and fulfill his duties and obligations hereunder;

12. LIABILITY OF CONSULTANT. In furnishing the Company with management advice and other services as herein provided, Consultant shall not be liable to the
Company or its creditors for errors of judgment or for anything except malfeasance or gross negligence in the performance of his duties or reckless disregard of the obligations and duties under the terms of this Agreement. It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as set forth herein in the first paragraph of this Section 12, Consultant shall not be accountable for any loss suffered by the Company by reason of the
Company's action or non-action on the basis of any advice, recommendation or approval of Consultant.

The parties further acknowledge that Consultant undertakes no responsibility for the accuracy of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of
Securities Dealers, Inc.

13. CONFIDENTIALITY. Until such time as the same may become publicly known,
Consultant agrees that any information provided it by the Company, of a confidential nature will not be revealed or disclosed to any person or entities, except in the performance of this Agreement, and upon completion of the term of this Agreement and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will, where it deems necessary, require confidentiality agreements from any associated persons where it reasonably believes they will come in contact with confidential material. Consultant also agrees to execute any non disclosure or confidentiality agreements required by the Company.

14. NOTICE. All notices, requests, demands and other communications provided for by this Agreement shall, where practical, be in writing and shall be deemed to have been given when mailed enclosed in a certified post-paid envelope and addressed to the address of the respective party first above stated. Any notice of change of address shall only be effective however, when received.

15. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including, without limitation, any corporation which may acquire all or substantially all of the
Company's assets and business or into which the Company may be consolidated or merged and Consultant and his heirs and administrators.

Consultant agrees that it will not sell, assign, transfer, convey, pledge or encumber this Agreement or his right, title or interest herein, without the prior written consent of the Company, this Agreement being intended to secure the personal services of Consultant.

16. TERMINATION. Consultant agrees that the Company may terminate this Agreement at any time providing prior written notice of termination to Consultant. The
Company agrees that the Consultant may terminate this Agreement by providing the
Company with 30 days written notice. Any notice of termination shall only be effective however, when received.

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17. APPLICABLE LAW. This Agreement shall be deemed to be a contract made under the laws of the British Columbia, and for all purposes shall be construed in accordance with the laws of said province. The Company;

18. OTHER AGREEMENTS. This Agreement supersedes all prior understandings and agreements between the parties. This Agreement may not be amended orally, but only by writing signed by the parties hereto and attached as an addendum.

19. NON-WAIVER. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitutes a waiver of that or any other right.

20. HEADING. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shaI1 be deemed an original but all of which together shall constitute one and the same instrument.

22. FACSIMILE TRANSMISSION SIGNATURES. A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement the day and year first above written.

RRUN VENTURES NETWORK INC.                     WHITNEY STUART

By: Ray Hawkins                                By: Whitney Stuart
_____________________________                  _____________________________
    Ray Hawkins, President                         Whitney Stuart